Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 3, 2026 with respect to the audited financial statements of Meridian3 Industrials Acquisition Corp. as of May 14, 2026 and for the period from May 11, 2026 (inception) through May 14, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 3, 2026